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                                                                    EXHIBIT 23.1

        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Amendment No. 1 to Registration Statement No. 333-114105 on Form S-4 of Merisant Company (the Company) of our reports dated March 24, 2004 relating to the financial statements and financial statement schedule of the Company, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP


Chicago, Illinois
December 8, 2004